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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549



                                  Form 8-K
                               Current Report




  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: March 9, 1998




                        AT&T CAPITAL CORPORATION



A Delaware                 Commission File             I.R.S. Employer
Corporation                  No. 1-11237               No. 22-3211453





              44 Whippany Road, Morristown, New Jersey 07962-1983

                        Telephone Number (973) 397-3000







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                                              Form 8-K March 9, 1998


Item 5.  OTHER EVENTS

On March 9, 1998, Newcourt Credit Group Inc., an Ontario Corporation ('Newcourt') signed a new five-year agreement with Lucent Technologies Inc. ('Lucent') (the '1998 Lucent Agreement') which expands the global financing program established to serve Lucent's business systems customers. The term of the 1998 Lucent Agreement is from October 1, 1997 through September 30, 2002. The 1998 Lucent Agreement replaces the previously entered into Lucent Operating Agreement dated as of April 2, 1996 and certain letter agreements between Lucent and AT&T Capital Corporation, an indirect wholly-owned subsidiary of Newcourt, the initial terms of which were scheduled to expire on August 4, 2000. In addition to the extended term of the 1998 Lucent Agreement, other changes from the previous Lucent Operating Agreement include Newcourt being the preferred provider of financing services for a greater portion of Lucent's equipment and related product sales, a change in the methodology in calculating the amount required to be paid to Lucent (based upon specific financial, service and performance levels tied to compensation) which is expected to result in an increase in such amount, and a single point of contact for customers. The 1998 Lucent Agreement also includes certain early termination provisions and a buy-out option that could have a material impact on AT&T Capital Corporation's future operations, if exercised. Lucent is not required to renew the term of the 1998 Lucent Agreement beyond the current term. In the event of either (a) an early termination or buy-out or (b) a non-renewal of the 1998 Lucent Agreement by Lucent, Newcourt will have an extended wind down period with cost recovery.

The impact of the 1998 Lucent Agreement on AT&T Capital Corporation's future net income is at this time unknown. While there is a possibility that AT&T Capital Corporation's future net income from Lucent transactions may increase as a result of an anticipated increase in financing volume arising from Newcourt being the preferred provider of financing services for a greater portion of Lucent's equipment and related product sales, there also is a possibility that AT&T Capital Corporation's future net income from Lucent transactions may decrease as a result of the increased amounts due to Lucent under the 1998 Lucent Agreement.


The related press release of Newcourt is attached hereto as Exhibit
99.



















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                                              Form 8-K March 9, 1998


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99. Press release issued by Newcourt dated March 11, 1998 regarding the signing of a vendor financing arrangement with Lucent.





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                                              Form 8-K March 9, 1998




                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         AT&T CAPITAL CORPORATION







                                         /s/ Glenn A.Votek
                                         ------------------------
                                         By: Glenn A. Votek
                                         Executive Vice President
                                         and Treasurer



March 20, 1998







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                                              Form 8-K March 9, 1998




                               EXHIBIT INDEX


Exhibit


99. Press release issued by Newcourt dated March 11, 1998 regarding the signing of a vendor financing arrangement with Lucent.


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